UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December12, 2017

Vet Online Supply, Inc.
(Exact name of Company as specified in its charter)

Florida	000-55787	47-099750
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
6500 Live Oak Drive Kelseyville, CA 95451
(Address of principal executive offices)
Phone: 503-308-9173
(Company's Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors and of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2017 the Board of Directors, in conjunction with the legal opinion of the Company's General Counsel, William B. Haseltine, confirmed the dismissal of Mr. Edward Aruda as an Officer/Director of the Company, and invalidated the appointment of Mr. Nathan Lewis as the Chief Operations Officer and Member of the Board of Directors.

WHEREAS, the Board of Directors deems it in the best interests of the Corporation and its shareholders to confirm the dismissal of Edward Aruda as the Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer; and to dismiss Mr. Nathan E. Lewis as Chief Operations Officer and Member of the Board; and to appoint Daniel Rushford as the Chairman of the Board, as well as reinstate his position as the Chief Executive Officer, President, Secretary, Treasurer and Member of the Board of Directors pursuant to the 8K filing of August 30, 2017, and pursuant to his ownership of 1000 Series B Preferred Shares which supports and authorizes him to have the majority vote of common shares of the Company.

This confirmation of dismissal/appointment is pursuant the Settlement and Release Agreement dated December 12, 2017 between the Company and Mr. Aruda.

Therefore, in in accordance with the Settlement and Release Agreement dated December 12, 2017 and Mr. Aruda's immediate dismissal, the majority vote of the Board of Directors has agreed to pay Mr. Aruda $3,000 and take possession of the company vehicle; a 2008 Ford F250, in exchange for any/all outstanding amounts due under any/all agreements between Mr. Aruda and the Company. Mr. Aruda will be allowed to keep 3,750,000 of restricted common stock pursuant his employment agreement filed in the Form 8-K of August 30, 2017.

Mr. Aruda returned his 20,000,000 Series B shares to Daniel Rushford on August 30, 2017, and those shares are being retired and returned to treasury pursuant the Form 8K of that date. Further, Mr. Aruda claims that he has lost the 138,750,000 restricted common shares. The company will find a solution with its Transfer Agent to determine the best course of action to cancel said shares and return the shares to treasury.

Item 9.01  Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Board Resolution	Filed herewith
10.2	Settlement and Release Agreement	Filed herewith

FORWARD LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company's expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Form 8-K are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as "may," "can," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," "goals," "projects," "outlook," "continue," "preliminary," "guidance," or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company, or any person that the future events, plans, or expectations contemplated by our company will be achieved.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made. Any and all such forward-looking statements are as of the date of this Form 8-K. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company's public filings with the SEC, which are available to the public at the SEC's website at www.sec.gov

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vet Online Supply, Inc.

Date: December 14, 2017	By:	/s/Daniel Rushford
Daniel Rushford
Chairman and CEO

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